U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         Date of report: April 24, 2001



                                 WHISTLER, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                  ---------------------------------------------
                  STATE OR OTHER JURISDICTION OF INCORPORATION)


                000-30579                              52-2209378
              ------------                        -------------------
              (COMMISSION                          (I.R.S. EMPLOYER
              FILE NUMBER)                        IDENTIFICATION NO.)

  12740 VIGILANTE ROAD, LAKESIDE, CA                     92040
----------------------------------------              ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


                                 (619) 692-2176
              ----------------------------------------------------
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEMS 1 THROUGH 5, AND 8 NOT APPLICABLE.

ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS.

     The directors of Whistler, Inc., a Delaware corporation (the "Company") pursuant to a special meeting of the board of directors held on April 24, 2001, consented to by unanimous vote of the directors of the Company, approved and elected James Bunyan and Douglas Hickey as directors of the Company. Subsequently, the board of directors of the Company accepted the resignation of Mr. Daniel Stonesifer as a director and the president/secretary of the Company and the resignation of Mr. James D. Whitley as a director and the treasurer of the Company, both effective April 24, 2001.

     As of the date of this Report, the directors and executive officers of the Company are as follows:

Name                       Age       Position with the Company
----                       ---       -------------------------

James Bunyan               54        Director and President/Secretary

Douglas Robert Hickey      45        Director and Treasurer


     JAMES BUNYAN is a citizen of Great Britian, and for the past five years has been involved as a corporate development specialist. Mr. Bunyan has extensive experience involving companies within a broad range of the industrial and commercial sectors. Mr. Bunyan has provided strategic business planning for such companies, which has included mergers, acquisitions and fundraising.

     DOUGLAS ROBERT HICKEY is a citizen of Canada, residing in Vancouver, British Columbia. For the past five years, Mr. Hickey has been involved in the development of several public companies and has worked in the area of international finance and corporate development. Mr. Hickey also has extensive knowledge of the computer graphics and software industries, and is a close associate of a graphics marketing firm.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial Statements of Businesses Acquired.

          Not applicable.

     (b)  Pro Forma Financial Information.

          Not applicable.

     (c)  Exhibits.

          Not Applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.



Date: April 24, 2001                    Whistler, Inc.


                                        By /s/ James Bunyan
                                        ---------------------------------------
                                        James Bunyan, President & Director